NONCOMPETITION AGREEMENT

          By signing below, I, Robert M. Davidson
(sometimes referred to hereinafter as the "Executive"), agree to the terms and conditions set forth in this agreement (the "Agreement") between me and CUC
International Inc. (the "Company"). I am entering into this Agreement (a) in connection with, and as additional consideration for, the Company's acquisition, on the date hereof (the "Acquisition"), of all of the outstanding capital stock of Davidson & Associates, Inc. ("Davidson") pursuant to an Agreement and Plan of Merger, dated as of February 19, 1996 (the "Merger Agreement") and (b) in accordance with the terms and conditions of Section 4.17 of the Merger Agreement. Immediately prior to the Acquisition, I was Chairman and Chief Executive Officer of
Davidson and beneficially owned 16,000,125 shares of Davidson common stock.

          1. Confidentiality. The Executive acknowledges that all secret, non-public, or proprietary information pertaining to the affairs, business, results of operations, accounting methods, practices and procedures, acquisition candidates, financial condition, clients, customers or other relationships of Davidson or any of its subsidiaries (as defined in the Merger Agreement) that he possesses on the date hereof and may come to possess hereafter ("Informa tion") is confidential and is a unique and valuable asset of the Company and its affiliates. The Executive will not, except to the extent reasonably necessary in performance of his duties under his employment agreement with the Company, give any person, firm, association, corporation or govern mental agency any Information, except as may be required by law. The
Executive will not make use of the Information for his own purposes or for the benefit of any person or organi zation. The Executive will also use his best efforts to prevent the disclosure of the Information by others.

          2.   Restricted Activities

               (a) For the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the
"Restricted Period"), the Executive, without prior express written approval by the Board of Directors of the Company (the "Board of Directors"), will not engage in competition, or directly or indirectly own or hold a proprietary interest in or be employed by, or consult with or receive compensa tion from, any party which competes, in any way or manner with the business of Davidson or any of its subsidiaries, as such business or businesses may be conducted from time to time. The Executive acknowledges that Davidson's and its subsidiaries' businesses are conducted nationally and internationally and agrees that the provisions in the fore going sentence shall operate throughout the United States and the World.
               (b) During the Restricted Period, the Executive, without express prior written approval from the Board of Directors, will not solicit any clients of Davidson or any of its subsidiaries for any business of Davidson or any of its subsidiaries or discuss with any employee of the Company or any of its affiliates information or operation of any business intended to compete with the Company or any of its affiliates.

               (c) During the Restricted Period, the Executive will not solicit or induce any person who is an employee of Davidson or any of its subsidiaries to terminate any relationship such person may have with Davidson or any of its subsidiaries, nor shall the Executive during such period directly or indirectly engage, employ or compensate, or cause or permit any person with which the Executive may be affiliated, to engage, employ or compensate, any employee of the Company or any of its affiliates. The Executive hereby represents and warrants that the Executive has not entered into any agreement, understanding or arrangement with any employee of the Company or any of its affiliates pertaining to any business in which the Executive has participated or plans to participate, or to the employment, engagement or compensation of any such employee.

               (d) For the purposes of this Agreement, proprietary interest means legal or equitable ownership, whether through stock holding or otherwise, of an equity interest in a business, firm or entity of ownership or more than 5% (or such greater percentage as may be approved by the Company) of any class of equity interest in a publicly-held company and the term "affiliate", when used in respect of the Company, shall include, without limitation, all subsidiaries of the Company, including Davidson and its subsidiaries, and all licensees of the Company.

               (e) The Executive hereby acknowledges that damages at law may be an insufficient remedy to the Company if the Executive violates the terms of this Agreement and that the Company shall be entitled to preliminary and/or permanent injunctive relief in any court of competent jurisdiction to restrain the breach of or otherwise to specifically enforce any of the covenants contained in this Agreement without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies the Company may have. Without limiting the generality of the foregoing, neither party shall oppose any motion the other party may make for any expedited discovery of hearing in connection with any alleged breach of this Agreement.

               (f) The period of time during which the provisions of this Agreement shall be in effect shall be extended by the length of time during which the Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company's application for injunctive relief.

               (g)  The Executive agrees that the
restrictions contained in this Agreement are material to the Company and, but for the Executive's agreement to comply with such re strictions, the Company would not have entered into the Merger Agreement.

          3. Governing Law; Construction. This Agreement has been executed and delivered in the State of Connecticut and its validity, interpretation, performance and enforcement shall be governed by the internal laws of that state. The construction and interpretation of this Agreement shall not be strictly construed against the drafter.

          4. Arbitration. (a) Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (other than with respect to the matters for which the Compa ny may, but shall not be required to, seek injunctive re lief) shall be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not ap plicable, the applicable state arbitration law) as follows:
Any party who is aggrieved shall deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New York, New York, or Los Angeles, California, whichever the complaining party may choose, to Jams/Endispute, before a single arbitrator appointed in accordance with the arbitra tion rules of Jams/Endispute, modified only as herein ex pressly provided. After the aforesaid twenty (20) days, either party, upon ten (10) days notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

               (a) The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

               (b) Except as otherwise provided in this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorney's fees and expenses of any such party as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney.

               (c) The parties agree that this Section 4 has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than with respect to matters for which the Company has sought injunctive relief, and post-arbitration actions seeking to enforce an arbitration award.

               (d) The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

          5. Separability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforce ability of any other provision of this Agreement. The par ties hereto further agree that any such invalid or un enforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdic tion determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

          6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of deliv ery. All communications hereunder shall be delivered to the respective parties at the following addresses:


If to the Executive:     Robert M. Davidson
                     c/o Davidson & Associates, Inc.
                         19840 Pioneer Avenue
                         Torrance, California 90503
               Telephone: (310) 793-0600
               Facsimile: (310) 793-0601

with a copy to:     Gibson, Dunn & Crutcher
                     333 South Grand Avenue
                    Los Angeles, California
               90071-3197
               Telephone: (213) 229-7000
               Facsimile: (213) 229-7520
               Attention: Peter F. Ziegler, Esq.

If to the Company:  CUC International Inc.
                    707 Summer Street
                    Stamford, Connecticut  06901
               Telephone: (203) 324-9261
               Facsimile: (203) 348-1982
               Attention: Amy N. Lipton, Esq.

with a copy to:     Weil, Gotshal & Manges LLP
               767 Fifth Avenue
                    New York, New York  10153
               Telephone:  (212) 310-8000
               Facsimile:  (212) 310-8007
               Attention:  Howard Chatzinoff,Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          7. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.
          8.   Assignability and Binding Effect.  This
Agreement shall be binding upon and inure to the benefit of the parties and their respective successors. The obligations of the parties hereto may not be delegated, and any attempted delegation shall be null and void and without effect.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 24th day of July, 1996.


                         CUC INTERNATIONAL INC.
                         By:
                            Name:  E. Kirk Shelton
                            Title: President


                         ROBERT M. DAVIDSON